VOTING LIMITATION AGREEMENT
This Voting Limitation Agreement (this “Agreement”) is made and entered into between T Stamp Inc., a Delaware corporation (the “Company”), and DQI Holdings Inc. (the “Purchaser”).
This Agreement is collateral to the Securities Purchase Agreement, dated July 13, 2024, between the Company and the Purchaser (the “Purchase Agreement”).

The Company and the Purchaser hereby agrees as follows:
1.This Agreement will terminate automatically if at any time the number of shares acquired pursuant to the Purchase Agreement (i) falls to less than 20% of the Company’s issued Common Stock and/or (ii) ceases to be the largest single ownership position in the Company’s Common Stock and/or (iii) is determined not to be a controlling stake pursuant to Nasdaq Listing Rule 5635(b).

2.Unless approved by the shareholders of the Company, in respect of any matter voted upon by the shareholders of the Company, the Purchaser agrees not to vote shares representing more than 19.99% of the Common Stock of the Company in issuance as at the time of that vote.

3.The Company will at its next arising Annual or Extraordinary General Meeting seek ratification of the Purchase Agreement by the shareholders whereupon the Purchaser will to be able to exercise full voting rights in respect of all Common Stock acquired under the Purchase Agreement (“the Approval Vote”). If the Approval Vote does not pass, the Company will convene an Extraordinary General Meeting to seek passage of the Approval Vote every 90 days until the Approval Vote is passed.
4.If at any time prior to the passing of the Approval Vote, the Company seeks shareholder approval in respect of any other matter by any means that does not require a meeting to be convened, then the Company shall include the subject matter of the Approval Vote in the solicitation for that shareholder approval.

IN WITNESS WHEREOF, the parties have executed this Voting Limitation Agreement effective July 13, 2024.
T STAMP INC.

By: /s/ Gareth Genner
Name: Gareth N. Genner
Title: Chief Executive Officer
Name of Purchaser: DQI Holdings Inc.

Authorized Signatory of Purchaser: /s/ Brent de Jong

Name of Authorized Signatory: Brent De Jong